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                                                                     Exhibit 2.2

                                August 5, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

     Reference is made to the Stock Contribution and Merger Agreement dated as of July 23, 1998, (the "Merger Agreement"), by and among Details Holdings Corp., a California corporation and the indirect parent of the Registrants, Dynamic Circuits Inc., a Delaware corporation, and the stockholders of Dynamic Circuits Inc., which is an exhibit to the Registrant's Current Report on Form 8-K (the "Current Report") filed today with the Securities and Exchange Commission (the "Commission"). The Registrants hereby agree to furnish to the Commission, upon request, a copy of any annex, schedule or exhibit to the Merger Agreement omitted from the copy of such agreement filed as an exhibit to the Current Report.

                                Very truly yours,

                                DETAILS CAPITAL CORP.
                                DETAILS, INC.


                                By:  /s/ Bruce D. McMaster
                                   -----------------------------
                                Name:  Bruce D. McMaster
                                Title: President